Exhibit 16.1

June 12, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.   20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Bio-Rad Laboratories, Inc.'s Form 8-K dated June 12, 2009, and have the following comments:

1.     We agree with the statements made in section (a) of Item 4.01.

2.     We have no basis on which to agree or disagree with the statements made in section (b) of Item 4.01.

Yours truly,

/s/ Deloitte & Touche LLP

San Francisco, California

June 12, 2009